Exhibit 99.1
Lifetime Brands, Inc. Reports First Quarter 2021 Financial Results

GARDEN CITY, NY, May 6, 2021 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today reported its financial results for the quarter ended March 31, 2021.

Robert Kay, Lifetime’s Chief Executive Officer, commented, “Lifetime Brands is off to an excellent start in 2021 with top line growth of 34.9% driving net income of $3.1 million and year over year growth in Adjusted EBITDA of 418% or $13.6 million. This represents the seventh consecutive quarter of year-over-year growth from our core US business, which continues to lead our overall business. Our strong results this quarter demonstrate Lifetime’s ability to consistently outperform across our categories in the many channels which we sell our products. We continue to gain market share across a majority of our categories, driven by robust consumer demand, strong brands and product offerings and vendor consolidation at our largest customers. Additionally, we benefited in the first quarter from our strategy to invest in increased inventory levels to assure product availability to our customers and consumers. Importantly, we also saw significant year-over-year improvement in our international business, which can be attributed to increased efficiencies and capabilities as a result of the reorganization of that business commencing in Q4 2019. We also are benefiting from our ability to add new products, grow into adjacent categories, and expand brands such as our KitchenAid line, which we recently extended into cutlery and in international markets. Our strong top line growth, the benefits of better utilization of our infrastructure, and a disciplined focus on cost efficiencies all contributed to our strong results for the quarter.”

Mr. Kay continued, “Looking ahead, 2021 will be a year of growth investments as we strengthen our focus on strategic initiatives, including enhancing our digital capabilities, expanding our presence in food service and supporting brands that will drive future growth. We are also actively pursuing new product launches to gain foothold in new categories including barbecue, pet, and storage and organization. We will continue to leverage the strength of our balance sheet to capitalize on opportunities to drive long-term growth and profitability. While 2021 will see an increase in investments to support these growth initiatives, we expect to be able to achieve meaningful growth in our top and bottom line.”

First Quarter Financial Highlights:
Consolidated net sales for the three months ended March 31, 2021 were $195.7 million, representing an increase of $50.6 million, or 34.9%, as compared to net sales of $145.1 million for the corresponding period in 2020. In constant currency, a non-GAAP financial measure, consolidated net sales increased by $49.6 million, or 34.0%, as compared to consolidated net sales in the corresponding period in 2020.
Gross margin for the three months ended March 31, 2021 was $66.0 million, or 33.7%, as compared to $52.9 million, or 36.5%, for the corresponding period in 2020.
Income from operations was $9.2 million, as compared to a loss from operations of $(25.2) million for the corresponding period in 2020. Excluding a $20.1 million non-cash charge for goodwill impairment, and a $2.8 million non-cash charge for bad debt reserves to establish a provision against potential credit problems from certain retail customers due to the COVID-19 pandemic, loss from operations would have been $(2.3) million, for the corresponding period in 2020.
Net income was $3.1 million, or $0.14 per diluted share, as compared to a net loss of $(28.2) million, or $(1.36) per diluted share, in the corresponding period in 2020.

Adjusted net income was $2.8 million, or $0.13 per diluted share, as compared to adjusted net loss, of $(5.7) million, or $(0.27) per diluted share, in the corresponding period in 2020. A table which reconciles this non-GAAP financial measure to net income (loss), as reported, is included below.
Adjusted EBITDA, after giving effect to certain adjustments as permitted and defined under our debt agreements, was $90.9 million for the twelve months ended March 31, 2021. A table which reconciles this non-GAAP financial measure to net income (loss), as reported, is included below.
Full Year 2021 Guidance
For the full fiscal year ending December 31, 2021, the Company is providing the following financial guidance:

	Year Ended December 31, 2020	Guidance for the Year Ending December 31, 2021
Net sales	$769.2 million	$847 to $856 million
Income from operations	$25.0 million	$53.5 to $56 million
Adjusted income from operations	$47.9 million	$53.5 to $56 million
Net (loss) income	$(3.0) million	$27 to $29 million
Adjusted net income	$20.2 million	$27 to $29 million
Diluted (loss) income per common share	$(0.14) per share	$1.24 to $1.33 per share
Adjusted diluted income per common share	$0.95 per share	$1.24 to $1.33 per share
Weighted-average diluted shares	20.9 million	21.8 million
Adjusted EBITDA	$77.3 million	$82.5 to $85.5 million
This guidance is based on a forecasted GBP to USD rate of $1.30. Net income and diluted income per common share were calculated based on an effective tax rate of 30%. Tables reconciling non-GAAP financial measures to GAAP financial measures, as reported, is included below.
The Company has previously provided long term financial objectives within its investor presentations, available on the Company's website in the 'Investor Relations' section. Based upon the company's accelerated growth and success in achieving its previously disclosed long term financial objectives, the Company will be revising those objectives upward.
Conference Call
The Company has scheduled a conference call for Thursday, May 6, 2021 at 11:00 a.m. The dial-in number for the conference call is (866) 610-1072 (U.S.) or (973) 935-2840 (International), Conference ID: 7117416.
A live webcast of the conference call will be accessible through:
https://event.on24.com/wcc/r/3152139/7349A42078F1F4A138F6F93840ADD392

For those who cannot listen to the live broadcast, an audio replay of the webcast will be available.
Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including consolidated net sales in constant currency, income from operations excluding certain non-cash charges, adjusted net income (loss), adjusted diluted income (loss) per common share, and adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate period-to-period comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance.

Forward-Looking Statements
In this press release, the use of the words “believe,” “could,” “expect,” “intend,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, our financial guidance, our ability to navigate the current environment and advance our strategy, our commitment to increasing investments in future growth initiatives, our initiatives to create value, our efforts to mitigate geopolitical factors and tariffs, our current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as our continued growth and success, future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, as well as to deleverage its balance sheet; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; changes in U.S. or foreign trade or tax law and policy; the impact of tariffs on imported goods and materials; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; customer ordering behavior; the performance of our newer products; expenses and other challenges relating to the integration of any future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; uncertainty regarding the long-term ramifications of the U.K.’s exit from the European Union; shortages of and price volatility for certain commodities; global health epidemics, such as the COVID-19 pandemic; social unrest, including related protests and disturbances; our expectations regarding the future level of demand for our products; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.
Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen, and Rabbit®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Empire Silver™, Gorham®, International® Silver, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A®, Royal Botanic Gardens Kew® and Year & Day®; and valued home solutions brands, including BUILT NY®, Taylor® Bath, Taylor® Kitchen, Taylor® Weather and Planet Box®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / Andrew Squire / Rose Temple
212-355-4449

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands—except per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Net sales	$195,653	$145,070
Cost of sales	129,653	92,136
Gross margin	66,000	52,934
Distribution expenses	18,646	16,557
Selling, general and administrative expenses	38,108	41,522
Goodwill and other impairments	—	20,100
Income (loss) from operations	9,246	(25,245)
Interest expense	(4,014)	(4,736)
Mark to market gain (loss) on interest rate derivatives	498	(2,251)
Income (loss) before income taxes and equity in (losses) earnings	5,730	(32,232)
Income tax (provision) benefit	(2,416)	3,729
Equity in (losses) earnings, net of taxes	(247)	339
NET INCOME (LOSS)	$3,067	$(28,164)
BASIC INCOME (LOSS) PER COMMON SHARE	$0.15	$(1.36)
DILUTED INCOME (LOSS) PER COMMON SHARE	$0.14	$(1.36)

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands—except share data)

	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$30,641	$35,963
Accounts receivable, less allowances of $18,333 at March 31, 2021 and $17,013 at December 31, 2020	131,251	170,037
Inventory	210,265	203,164
Prepaid expenses and other current assets	10,128	12,129
TOTAL CURRENT ASSETS	382,285	421,293
PROPERTY AND EQUIPMENT, net	22,168	23,120
OPERATING LEASE RIGHT-OF-USE ASSETS	94,804	96,543
INVESTMENTS	21,135	20,032
INTANGIBLE ASSETS, net	239,927	244,025
OTHER ASSETS	2,109	2,468
TOTAL ASSETS	$762,428	$807,481
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$11,569	$17,657
Accounts payable	60,570	66,095
Accrued expenses	74,625	80,050
Income taxes payable	6,948	4,788
Current portion of operating lease liabilities	12,141	11,480
TOTAL CURRENT LIABILITIES	165,853	180,070
OTHER LONG-TERM LIABILITIES	15,694	16,483
INCOME TAXES PAYABLE, LONG-TERM	1,444	1,444
OPERATING LEASE LIABILITIES	100,349	102,355
DEFERRED INCOME TAXES	10,714	10,714
REVOLVING CREDIT FACILITY	—	27,302
TERM LOAN	234,968	238,977
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized: 50,000,000 at March 31, 2021 and December 31, 2020; shares issued and outstanding: 21,979,942 at March 31, 2021 and 21,755,195 at December 31, 2020	220	218
Paid-in capital	268,127	268,666
Retained earnings	2,548	424
Accumulated other comprehensive loss	(37,489)	(39,172)
TOTAL STOCKHOLDERS’ EQUITY	233,406	230,136
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$762,428	$807,481

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
OPERATING ACTIVITIES
Net income (loss)	$3,067	$(28,164)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,958	6,234
Goodwill and other impairments	—	20,100
Amortization of financing costs	443	441
Mark to market (gain) loss on interest rate derivatives	(498)	2,251
Non-cash lease expense	(409)	702
Provision for doubtful accounts	17	2,844
Stock compensation expense	1,444	1,326
Undistributed equity in losses (earnings), net of taxes	247	(339)
Changes in operating assets and liabilities:
Accounts receivable	38,961	43,957
Inventory	(6,479)	6,788
Prepaid expenses, other current assets and other assets	2,121	(401)
Accounts payable, accrued expenses and other liabilities	(10,746)	(18,148)
Income taxes receivable	—	(3,904)
Income taxes payable	2,156	—
NET CASH PROVIDED BY OPERATING ACTIVITIES	36,282	33,687
INVESTING ACTIVITIES
Purchases of property and equipment	(674)	(1,222)
Acquisition	(178)	—
NET CASH USED IN INVESTING ACTIVITIES	(852)	(1,222)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	7,845	67,115
Repayments of revolving credit facility	(35,131)	(23,436)
Repayments of term loan	(10,477)	(688)
Payments for finance lease obligations	(45)	(25)
Payments of tax withholding for stock based compensation	(2,160)	(299)
Proceeds from the exercise of stock options	184	—
Cash dividends paid	(1,010)	(934)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(40,794)	41,733
Effect of foreign exchange on cash	42	(285)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(5,322)	73,913
Cash and cash equivalents at beginning of period	35,963	11,370
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$30,641	$85,283

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Adjusted EBITDA for the twelve months ended March 31, 2021:

Adjusted EBITDA for the Four Quarters Ended March 31, 2021
(in thousands)
Three months ended March 31, 2021	$16,830
Three months ended December 31, 2020	32,458
Three months ended September 30, 2020	29,228
Three months ended June 30, 2020	12,388
Adjusted EBITDA	$90,904

	Three Months Ended				Twelve Months Ended March 31, 2021
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021
	(in thousands)
Net (loss) income as reported	$(3,977)	$13,913	$15,221	$3,067	$28,224
Undistributed equity losses (earnings), net	848	(147)	(1,620)	247	(672)
Income tax provision	3,031	3,711	6,853	2,416	16,011
Interest expense	4,230	4,128	4,183	4,014	16,555
Mark to market loss (gain) on interest rate derivatives	164	(99)	(172)	(498)	(605)
Depreciation and amortization	6,061	6,090	6,279	5,958	24,388
Stock compensation expense	1,420	1,575	1,630	1,444	6,069
Acquisition related expenses	55	57	126	182	420
Restructuring expenses (benefit)	253	—	(42)	—	211
Warehouse relocation expenses	303	—	—	—	303
Adjusted EBITDA	$12,388	$29,228	$32,458	$16,830	$90,904

Adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net (loss) income, adjusted to exclude undistributed equity in losses (earnings), income tax provision, interest expense, mark to market loss (gain) on interest rate derivatives, depreciation and amortization, stock compensation expense, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands—except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net income (loss) and adjusted diluted income (loss) per common share (in thousands -except per share data):

	Three Months Ended March 31,
	2021	2020
Net income (loss) as reported	$3,067	$(28,164)
Adjustments:
Acquisition related expenses	182	47
Warehouse relocation	—	790
Mark to market (gain) loss on interest rate derivatives	(498)	2,251
Goodwill and other impairments	—	20,100
Income tax effect on adjustments	79	(727)
Adjusted net income (loss)	$2,830	$(5,703)
Adjusted diluted income (loss) per common share(1)	$0.13	$(0.27)
Adjusted net income and adjusted diluted income per common share in the three months ended March 31, 2021 excludes acquisition related expenses and mark to market (gain) on interest rate derivatives. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.

Adjusted net (loss) and adjusted diluted (loss) per common share in the three months ended March 31, 2020 excludes acquisition related expenses, warehouse relocation expenses, mark to market loss on interest rate derivatives and goodwill and other impairments. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.

(1) Adjusted diluted income (loss) per common share is calculated based on diluted weighted-average shares outstanding of 21,771 and 20,745 for the three month period ended March 31, 2021 and 2020, respectively. The diluted weighted-average shares outstanding for the three month period ended March 31, 2021 include the effect of dilutive securities of 685.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended March 31,			Constant Currency (1) Three Months Ended March 31,				Year-Over-Year Increase (Decrease)
Net sales	2021	2020	Increase (Decrease)	2021	2020	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$176,181	$129,208	$46,973	$176,181	$129,214	$46,967	$(6)	36.3%	36.4%	0.1%
International	19,472	15,862	3,610	19,472	16,813	2,659	(951)	15.8%	22.8%	7.0%
Total net sales	$195,653	$145,070	$50,583	$195,653	$146,027	$49,626	$(957)	34.0%	34.9%	0.9%

(1) “Constant Currency” is determined by applying the 2021 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.

LIFETIME BRANDS, INC.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Guidance
Adjusted EBITDA guidance for the full fiscal year ending December 31, 2021 (in millions):

Net income guidance	$27 to $29
Add back:
Income tax expense	11.5 to 12
Interest expense	15
Depreciation and amortization	23.5
Stock compensation expense	5
Other adjustments(1)	0.5 to 1
Adjusted EBITDA guidance	$82.5 to $85.5
(1) Includes estimates for acquisition related expenses, undistributed equity in (earnings) losses and other items that are consistent with exclusions permitted by our debt agreements.

Adjusted income from operations, adjusted net income and adjusted diluted income per common share guidance for the full fiscal year ending December 31, 2021 :
With respect to the guidance for adjusted income from operations, adjusted net income and adjusted diluted income per common share, there were no adjustments to the GAAP financial measures, therefore the amounts for adjusted income from operations, adjusted net income and adjusted diluted income per common share are consistent with the GAAP financial measures income from operations, net income and diluted income per common share.
Reconciliation of GAAP to Non-GAAP Operating Results
Adjusted EBITDA for the year ended December 31, 2020:

	Three Months Ended				Year Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
			(in thousands)
Net (loss) income as reported	$(28,164)	$(3,977)	13,913	$15,221	$(3,007)
Undistributed equity losses (earnings), net	(339)	848	(147)	(1,620)	(1,258)
Income tax (benefit) provision	(3,729)	3,031	3,711	6,853	9,866
Interest expense	4,736	4,230	4,128	4,183	17,277
Mark to market loss (gain) on interest rate derivatives	2,251	164	(99)	(172)	2,144
Depreciation and amortization	6,234	6,061	6,090	6,279	24,664
Goodwill and other impairments	20,100	—	—	—	20,100
Stock compensation expense	1,326	1,420	1,575	1,630	5,951
Acquisition related expenses	47	55	57	126	285
Restructuring expenses (benefit)	—	253	—	(42)	211
Warehouse relocation expenses	790	303	—	—	1,093
Adjusted EBITDA	$3,252	$12,388	$29,228	$32,458	$77,326

Adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in (earnings) losses, income tax (benefit) provision, interest expense, depreciation and amortization, mark to market loss (gain) on interest rate derivatives, goodwill and other impairments, stock compensation expense, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands—except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Adjusted net income and adjusted diluted income per common share (in thousands - except per share data):

Year Ended December 31,
2020
Net loss as reported	$(3,007)
Adjustments:
Acquisition related expenses	285
Restructuring expenses	211
Warehouse relocation expenses	1,093
Mark to market loss on interest rate derivatives	2,144
Goodwill and other impairments	20,100
Foreign currency translation loss reclassified from Accumulated Other Comprehensive Loss	235
Income tax effect on adjustments	(858)
Adjusted net income	$20,203
Adjusted diluted income per share (1)	$0.95
(1)Adjusted diluted income per common share is calculated based on diluted weighted-average shares outstanding of 21,179 for the year ended December 31, 2020. The diluted weighted-average shares outstanding for the year ended December 31, 2020 include the effect of dilutive securities of 319 shares.
Adjusted income from operations (in thousands):

Year Ended December 31,
2020
(in thousands)
Income from operations	$24,970
Excluded non-cash charges:
Goodwill and other impairments	20,100
Bad debt reserve related to COVID-19 pandemic (1)	2,844
Total excluded non-cash charges	$22,944
Adjusted income from operations	$47,914
(1) Bad debt reserve recorded in the first quarter of fiscal 2020 to establish a provision against potential credit problems from certain retail customers who may have financial difficulty that has been caused or increased due to the COVID-19 pandemic. This reflects the Company's assessment of risk of not being able to collect such receivables from certain customers in the U.S. that are at risk of seeking or have already obtained bankruptcy protection and our international customer base which has a higher proportion of small and independent brick-and-mortar retailers. This charge was taken in response to the Company's assessment on the impact of the COVID-19 pandemic on these accounts